Registration No. 333-64668

Filed Pursuant to Rule 424(b)(3)

SUPPLEMENT NO. 1 TO PROSPECTUS

This Supplement No. 1 supplements the Prospectus contained in Registration Statement Number 333-64668 on Form S-3 filed by Navigant International, Inc. with the Securities and Exchange Commission on July 5, 2001. With respect to the table of selling stockholders set forth on page 15 of the Prospectus, 30,269 shares held by Hough Investment Limited Partnership have been released from escrow pursuant to the Escrow Agreement. The 30,269 shares released from escrow pursuant to the Escrow Agreement were distributed by Hough Investment Limited Partnership to its partners in the following amounts:

NAME OF PARTNER	SHARES RECEIVED IN THE DISTRIBUTION	SHARES OFFERED (1)
Lawrence A. Hough	4,695	4,695
Kathleen M. Hough	4,694	4,694
Kerry N. Hite	6,960	6,960
Joel C. Hough	6,960	6,960
Todd M. Hough	6,960	6,960

(1) The shares offered by the partners in this supplement are in addition to the shares offered by such partners under the Registration Statement Number 333-64668 on  Form S-3.

All of the shares distributed to the partners as set forth above may be sold by the partners as selling stockholders pursuant to the Prospectus.